EXHIBIT 23.04

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 333-74014 on Form S-1 of our report dated March 15, 2006 relating to the financial statements of Campbell Alternative Asset Trust, appearing in the Prospectus which is part of such Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Princeton, New Jersey
September 5, 2006